UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 20, 2025

Tavia Acquisition Corp.
(Exact name of registrant as specified in its charter)

Cayman Islands	001-42430	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

850 Library Avenue, Suite 204 Newark, DE	19711
(Address of principal executive offices)	(Zip Code)

(212) 506-6298

(Registrant’s telephone number, including area code)

4 Southbury

144 Loudoun Road

London, United Kingdom

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Ordinary Share and one Right	TAVIU	The Nasdaq Stock Market LLC
Ordinary shares, par value $0.0001 per share	TAVI	The Nasdaq Stock Market LLC
Rights, each Right to acquire one-tenth (1/10) of one Ordinary Share	TAVIR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm

On January 20, 2025, the Audit Committee of the Board of Directors (the “Audit Committee”) of Tavia Acquisition Corp. (the “Company”) dismissed Marcum LLP (“Marcum”) as the Company’s independent registered public accounting firm, effective as of January 20, 2025. As described below, the change in independent registered public accounting firm is not the result of any disagreement with Marcum.

Marcum’s audit reports on the Company’s balance sheets as of March 31, 2024 and December 5, 2024, the related statement of operations, changes in shareholders’ equity and cash flows for the period from March 7, 2024 (inception) through March 31, 2024, and the related notes did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that, the reports included an explanatory paragraph relating to substantial doubt about the Company’s ability to continue as a going concern.

During the period from March 7, 2024 (inception) through March 31, 2024 and through December 5, 2024 , as well as the subsequent interim period through the date of dismissal, there were (i) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K) between the Company and Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Marcum’s satisfaction, would have caused Marcum to make reference thereto in their reports on the financial statements for such fiscal periods, and (ii) no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided Marcum with a copy of the disclosures it is making in this Current Report on Form 8-K and requested that Marcum furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made herein. A copy of Marcum’s letter, dated January 24, 2025, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Engagement of New Independent Registered Public Accounting Firm

On January 20, 2025, the Audit Committee approved the engagement of WithumSmith+Brown PC (“Withum”) as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2024. Withum was formally engaged on January 20, 2025.

During the period from March 7, 2024 (inception) through March 31, 2024, as well as the subsequent interim period through the engagement of Withum, neither the Company nor anyone acting on its behalf has consulted with Withum regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements or the effectiveness of internal control over financial reporting, and neither a written report nor oral advice was provided to the Company that Withum concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K), or (iii) any reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits
16.1	Letter from Marcum LLP addressed to the Securities and Exchange Commission dated January 24, 2025
104	The cover page from this Current Report on Form 8-K, formatted as inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAVIA acquisition corp.

	By:	/s/ Kanat Mynzhanov
		Name:	Kanat Mynzhanov
		Title:	Chief Executive Officer

Date: January 24, 2025

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